Exhibit 99.1

Hecla Reports 3.3 Million Ounces of Silver and 63,046 Ounces of Gold Production in Third Quarter 2017

Record quarterly gold production at Casa Berardi

COEUR D'ALENE, Idaho--(BUSINESS WIRE)--October 12, 2017--Hecla Mining Company (NYSE:HL) today announced preliminary silver and gold production results1 for the third quarter of 2017.

THIRD QUARTER 2017 HIGHLIGHTS (Preliminary Results)

  Silver production of 3.3 million ounces and gold production of 63,046 ounces, the second highest level since 2003.
  Silver equivalent production of 11.1 million ounces, the highest equivalent production quarter this year.2
  Lead production of 5,368 tons; zinc production of 14,498 tons.
  Record gold production and monthly throughput (September) at Casa Berardi since its acquisition.
  Cash, cash equivalents and short-term investments of approximately $205 million at September 30, 2017, an increase of about $3 million over the second quarter of 2017.

“Operational performance was exceptional in the third quarter with record throughputs at Greens Creek and in September at Casa Berardi. San Sebastian continues to operate at the upper end of our expectations with the highest quarterly silver production of the year so far. The mines’ performance has led to substantial increases in production of all four metals over the second quarter and puts us well on our way to achieving their production guidance and improving per-ounce cost performance,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “With operating performance and substantially higher zinc and lead prices, our cash position is $7 million greater than at the end of the year.”

Greens Creek

At the Greens Creek mine, 2.3 million ounces of silver and 12,563 ounces of gold were produced in the third quarter, compared to 2.4 million ounces and 11,988 ounces, respectively, in the third quarter of 2016. The mill operated at an average of 2,391 tons per day (tpd) in the third quarter, a life of mine record.

(1)	See cautionary statement regarding preliminary statements at the end of this release.
(2)	Silver equivalent calculation based on average actual prices for each metal in the quarter as follows: $16.83 for Ag, $1,278 for Au, $1.06 for Pb, and $1.34 for Zn. Guidance calculation based on the following prices: $17.25 for Ag, $1,225 for Au, $1.05 for Pb, and $1.30 for Zn.

Lucky Friday

At the Lucky Friday mine, 88,298 ounces of silver were produced in the third quarter, compared to 887,365 ounces in the third quarter of 2016, with the decrease due to the ongoing strike by unionized employees. Limited production and capital improvements are being performed by supervisory staff and are expected to continue during any remaining strike period.

Casa Berardi

At the Casa Berardi mine, 44,141 ounces of gold were produced in the third quarter, a record since the mine was acquired in 2013, including 8,950 ounces from the East Mine Crown Pillar (EMCP) pit, compared to total mine production of 31,949 ounces in the third quarter of 2016. The mill operated at an average of 3,545 tpd in the third quarter compared to 2,805 tpd in the third quarter 2016, and set a monthly throughput record of 3,913 tpd in September.

San Sebastian

At the San Sebastian mine, 880,885 ounces of silver and 6,342 ounces of gold were produced in the third quarter, compared to 975,610 ounces of silver and 8,189 ounces of gold produced in the third quarter 2016. The mill operated at an average of 397 tpd in the third quarter.

PRODUCTION SUMMARY

	Third Quarter Ended			Nine Months Ended
	September 30, 2017	September 30, 2016		September 30, 2017	September 30, 2016
PRODUCTION			Increase/ (Decrease)			Increase/ (Decrease)
Silver	3,323,157 oz.	4,316,664 oz.	(23)%	9,500,074 oz.	13,200,766 oz.	(28)%
Gold	63,046 oz.	52,126 oz.	21%	171,721 oz.	170,780 oz.	1%
Lead[1]	5,368 tons	10,411 tons	(48)%	18,426 tons	31,840 tons	(42)%
Zinc	14,498 tons	14,824 tons	(2)%	43,002 tons	50,321 tons	(15)%
Greens Creek	2,344,315 silver oz.	2,445,328 silver oz.	(4)%	6,205,677 silver oz.	7,020,688 silver oz.	(12)%
Greens Creek	12,563 gold oz.	11,988 gold oz.	5%	39,290 gold oz.	39,497 gold oz.	(1)%
Lucky Friday[1]	88,298 silver oz.	887,365 silver oz.	(90)%	769,079 silver oz.	2,721,991 silver oz.	(72)%
Casa Berardi[2]	44,141 gold oz.	31,949 gold oz.	38%	113,209 gold oz.	104,282 gold oz.	9%
San Sebastian	880,885 silver oz.	975,610 silver oz.	(10)%	2,498,638 silver oz.	3,434,052 silver oz.	(27)%
San Sebastian	6,342 gold oz.	8,189 gold oz.	(23)%	19,222 gold oz.	27,000 gold oz.	(29)%

(1)	Union workers at Lucky Friday have been on strike since March 13, 2017. Limited production being carried out by supervisory staff.
(2)	Casa Berardi also produced 9,659 ounces of silver in the third quarter 2017 and 8,361 ounces of silver for third quarter 2016.

Hecla expects to report third quarter 2017 financial results on November 7, 2017.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in seven world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Cautionary Statements Regarding Preliminary Results

All measures of the Company’s third quarter of 2017 operating and financial results contained in this news release, including cash, cash equivalents and short-term investments, are preliminary and reflect the Company’s expected third quarter 2017 results as of the date of this news release. Actual reported third quarter 2017 results are subject to management’s final review as well as review by the Company’s independent registered public accounting firm and may vary significantly from those expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied.

Cautionary Statements Regarding Forward-Looking Statements

Statements made or information provided in this news release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and “forward-looking information” within the meaning of Canadian securities laws. Words such as “may,” “will,” “should,” “expects,” “intends,” “projects,” “believes,” “estimates,” “targets,” “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding estimates of silver production for the third quarter of 2017 on a consolidated basis and at each of the Greens Creek, Lucky Friday and San Sebastian mines, and third quarter 2017 gold production at Casa Berardi. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company’s Form 10K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

CONTACT:
Hecla Mining Company
Mike Westerlund, 800-HECLA91 (800-432-5291)
Vice President – Investor Relations
hmc-info@hecla-mining.com
www.hecla-mining.com